UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
July 18, 2007
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50989 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 99.1

Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 18, 2007, Local.com Corporation (the “Registrant”) entered into an Agreement and Plan of Merger (the “Agreement”) with Local.com PG Acquisition Corporation, a wholly owned subsidiary of the Registrant (“Sub”), PremierGuide, Inc., a Delaware Corporation (“PremierGuide”) and Malcolm Lewis, an individual (the “Shareholders’ Representative”) to purchase all of the outstanding shares of PremierGuide for an aggregate purchase price of $2.0 million in cash.
The foregoing description of the Agreement is qualified in its entirety by reference to the document attached as Exhibit 2.1, and is incorporated herein by reference.
On July 19, 2007, the Registrant issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1 and is incorporate herein by reference
Item 8.01 Other Events.
On February 22, 2007, Local.com Corporation (the “Registrant”) issued $8.0 million of senior secured convertible notes (“Notes”) to two investors (the “Investors”) for gross proceeds of $8.0 million. The Notes bear interest at a rate of 9% per annum for a term of two years and are convertible into 1,990,050 shares of the Registrant’s common stock at a conversion price of $4.02 per share. In connection with the sale of the Notes, the Registrant also issued to the Investors warrants to purchase up to 796,020 shares of the Registrant’s common stock at an exercise price of $4.82 and warrants to purchase up to 796,020 shares of the Registrant’s common stock at an exercise price of $5.63.
On July 17, 2007, the Investors converted the remaining $2.0 million in aggregate principal amount of the Notes into an aggregate of 496,268 shares of the Registrant’s common stock.
Item 9.01 Financial Statements and Exhibits.
2.1	Agreement and Plan of Merger by and among Local.com Corporation, Local.com PG Acquisition Corporation, PremierGuide, Inc. and Malcolm Lewis dated July 18, 2007.

99.1	Press Release of Local.com Corporation dated July 19, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: July 19, 2007	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
2.1	Agreement and Plan of Merger by and among Local.com Corporation, Local.com PG Acquisition Corporation, PremierGuide, Inc. and Malcolm Lewis dated July 18, 2007.
99.1	Press Release of Local.com Corporation dated July 19, 2007.